Exhibit 32.1

Certification Of Principal Executive Officer Pursuant To 18 U.S.C. Section 1350

In connection with the accompanying Form 10-Q of Republic Bancorp, Inc. for the quarter ended June 30, 2003, I, Steven E. Trager, President & Chief Executive Officer of Republic Bancorp, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Form 10-Q for the quarter ended June 30, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Form 10-Q for the quarter ended June 30, 2003, fairly presents, in all material respects, the financial condition and results of operations of Republic Bancorp, Inc.

By:	/s/ Steven E. Trager
Steven E. Trager
President & Chief Executive Officer

Date: August 13, 2003

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